UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28 2015

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13738 (Commission File Number) 125 Nagog Park, Acton, Massachusetts 01720 (Address of Principal Executive Offices) (Zip Code)		58-1701987 (I.R.S. Employer Identification No.)

(978) 206-8220 (Registrant’s Telephone Number, Including Area Code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	On July 28, 2015, the Board of Directors (the “Board”) of Psychemedics Corporation (the “Company”), in accordance with the Company’s amended and restated Certificate of Incorporation, adopted the Psychemedics Corporation Amended and Restated Bylaws to implement additional informational and other procedures for stockholder nominations and proposals in order to enable the Board to better analyze, evaluate and make recommendations to the Company’s stockholders with respect to such nominations and proposals and to increase the information available to stockholders if nominations and proposals are submitted for stockholder approval, and to clarify certain items. The Amended and Restated Bylaws include certain provisions that are consistent with current custom and practice, and differ from and clarify certain items in the Company’s previous bylaws, primarily in that they:

•	Require generally that a stockholder desiring to put forward a nomination or proposal to be acted upon at the annual meeting must do so not earlier than 120 days and not later than 90 days prior to the anniversary of the prior year’s annual meeting, and any such nomination or proposal must contain detailed information about the proposer’s identity, equity ownership, standing as a stockholder to make a nomination or proposal, relationships with certain other parties, proposals or intentions to take certain extraordinary actions and intention to solicit proxies, as well as, in the case of any nominee, information regarding the nominee’s identity, relationship (financial or other) with the proposer and any voting commitments of the nominee (Article I, Sections 6 (C) and (D));

•	Require a proposing stockholder to be a record holder (Article I, Section 6(A));

•	Provide that special meetings can only be called by the Board or Chairman of the Board (the “Chairman”) (Article I, Section 2);

•	Provide that the only actions that may be considered and acted upon at a special meeting will be those set forth in the special meeting notice (Article I, Section 6(B));

•	Require that any stockholder intending to take written consent action in lieu of a meeting must request that the Board set a record date for such action, within ten days after the request, which record date shall be no later than ten days after the date of the resolution setting the record date, and that information be provided as part of such request to the same extent as required for a nomination or proposal to be considered and acted upon at an annual or special meeting (Article I, Sections 8(B)-(E));

•	Provide that the chairman of an annual or special meeting is authorized to make binding determinations as to compliance of nominations and proposals with requirements of the Bylaws, and to adjourn the meetings (Article I, Section 5);

•	Provide for sizing of the Board by resolution of the Board (Article II, Section 2); and

•	Provide that the Delaware courts are the exclusive forum for suits regarding duties of directors or officers, provisions of the Delaware General Corporation Law, and the internal affairs of the Company (Article X).

The description of the Amended and Restated Bylaws set forth above is qualified in its entirety by reference to the full and complete Amended and Restated Bylaws, a copy of which is attached hereto and incorporated by reference herein as an exhibit to this Current Report on Form 8-K, and is being filed pursuant to this Item 5.03 as Exhibit 3.2 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description
3.2	Amended and Restated Bylaws of the Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2015	PSYCHEMEDICS CORPORATION
	By:	/s/ Neil Lerner
Neil Lerner
Vice President, Finance